Exhibit 4.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. THE NUMBER OF ORDINARY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

BIT ORIGIN LTD

ORDINARY SHARES PURCHASE WARRANT

Number of shares:	Holder:
Exercise Price per Share: $	Warrant No.:

Issue Date:	Expiration Date: [1]

FOR VALUE RECEIVED, Bit Origin Ltd, a Cayman Islands exempted company limited by shares (the “Company”), hereby certifies that [ ], or his/her registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company [ ] Class A ordinary shares (the “Warrant Shares”), $0.000001 par value (the “Ordinary Shares”), of the Company at an exercise price of $[ ]2 per share (as adjusted from time to time as provided in Section 6), per Warrant Share (the “Exercise Price”), at any time and from time to time through and including 5:00 p.m. New York City time on the Expiration Date PROVIDED ALWAYS THAT the Warrant Holder (together with its affiliates) may not exercise any portion of this Warrant in excess of the Beneficial Ownership Limitation.

This Warrant is subject to the following terms and conditions:

1.              Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

1 Insert the one year anniversary of the issue date

2 Insert the Event Market Price as defined in the Securities Purchase Agreement

2.              Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws if the Warrant Shares have not been so registered. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person (as defined herein) during the six month distribution compliance period (as defined in Regulation S) following the date hereof. “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

3.              Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Ordinary Shares that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Ordinary Shares to provide for the exercise of the rights represented by this Warrant.

4.              Registration of Transfers and Exchange of Warrants.

a. This Warrant is non-transferable. The Warrant Holder shall not sell, assign, transfer, pledge, encumber or otherwise dispose of this Warrant or any rights hereunder to any third party without the prior written consent of the Company, which may be granted or withheld in the sole discretion of the Company. Any attempt to do so in violation of this provision shall be null and void.

b. Subject to the Company’s approval of a transfer as described in Section 4(a) and compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment substantially in the form attached hereto as Exhibit A duly completed and signed, to the Company at the office specified in or pursuant to Section 8. Upon any such registration or transfer, a new warrant to purchase Ordinary Shares, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

c. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 8 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

5.              Exercise of Warrants.

a. Exercise of this Warrant shall be made upon surrender of this Warrant with the Form of Election to Purchase substantially in the form attached hereto as Exhibit B duly completed and signed to the Company, at its address set forth in Section 8. Payment upon exercise may be made at the written option of the Warrant Holder either in cash, wire transfer or by certified or official bank check payable to the order of the Company equal to the applicable aggregate purchase price, for the number of Warrant Shares specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of Warrant Shares issuable to the Warrant Holder per the terms of this Warrant) and the Warrant Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable Warrant Shares determined as provided herein. The Company shall promptly (but in no event later than five (5) business days after the Date of Exercise as defined herein) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act, as applicable. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

b. A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

c. This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election to Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

d. The Company shall not effect any exercise of this Warrant, and a Warrant Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 5 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Form of Election to Purchase, the Warrant Holder (together with the Warrant Holder’s Affiliates (as defined below), and any other Persons acting as a group together with the Warrant Holder or any of the Warrant Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the 1933 Act. For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Warrant Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Warrant Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Share Equivalents (as defined below)) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Warrant Holder or any of its Affiliates or Attribution Parties. “Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries (as defined below) which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares. “Subsidiary” means any subsidiary of the Company, which is actively engaged in a trade or business, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof. Except as set forth in the preceding sentence, for purposes of this Section 5(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), it being acknowledged by the Warrant Holder that the Company is not representing to the Warrant Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Warrant Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 5(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Warrant Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Warrant Holder, and the submission of a Form of Election to Purchase shall be deemed to be the Warrant Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Warrant Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination, and a submission of a Form of Election to Purchase shall be deemed a representation and warranty by the Warrant Holder of the foregoing determination. In addition, a determination by the Warrant Holder as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 5(d), in determining the number of outstanding Ordinary Shares, a Warrant Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the U.S. Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the transfer agent of the Company setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Warrant Holder, the Company shall within one Trading Day confirm orally and in writing to the Warrant Holder the number of Ordinary Shares then outstanding. “Trading Day” means a day on which the Ordinary Shares are traded on a Trading Market (as defined below). “Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Warrant Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by the Warrant Holder upon at least 61 days’ prior notice from the Warrant Holder to the Company, 9.99%) of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of this Warrant. The Warrant Holder may, upon notice to the Company, increase or decrease the Beneficial Ownership Limitation provisions of this Section 5(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Warrant Holder and the provisions of this Section 5(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

6.              Adjustment of Exercise Price and Number of Shares. The character of the Ordinary Shares or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefor, are subject to adjustment upon the occurrence of the following events:

a.       Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Exercise Price of this Warrant and the number of Ordinary Shares or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any share dividend, share split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding Ordinary Shares or other securities.

b.       Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

c.       Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

7.              Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

8.              Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Bit Origin Ltd

27F, Samsung Hub

3 Church Street Singapore 049483

Attn: Jinghai Jiang

Telephone: 347-556-4747

If to the Warrant Holder:

[To be completed]

9.              Miscellaneous.

a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only in writing and signed by the Company and the Warrant Holder.

b. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

c. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

[-signature page follows-]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

BIT ORIGIN LTD

By:
Name:	Jinghai Jiang
Title:	Chief Executive Officer, Chief Operating Officer and Chairman of the Board

Exhibit A

FORM OF ASSIGNMENT

(To assign the foregoing Ordinary Shares Purchase Warrant, execute this form and supply required information. Do not use this form to exercise such Warrant to purchase Ordinary Shares.)

FOR VALUE RECEIVED, the foregoing Ordinary Shares Purchase Warrant and all rights evidenced thereby are hereby assigned to:

Name:
Address:
Phone Number:
Email Address:
Date:
Holder’s Signature:
Holder’s Address:

Exhibit B

FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase Ordinary Shares under the foregoing Warrant)

To: BIT ORIGIN LTD

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___________ Ordinary Shares covered by such Warrant.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of $__________ in lawful money of the United States.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to __________________________________________, whose address is _____________________________________________________________________________.

[signature page follows]

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Ordinary Shares under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Name of Warrant Holder:

(Print)

(By:)

(Name:)

(Title:)

Signatures must conform in all respects to the name of the Warrant Holder on the face of the Warrant.